Exhibit 99

Contacts:
Bassett Furniture Industries, Inc.	J. Michael Daniel
P.O. Box 626	Senior Vice President and
Bassett, VA 24055	Chief Financial Officer
(276) 629-6260 – Investors
mdaniel@bassettfurniture.com

Peter D. Morrison
Vice President of Communications
(276) 629-6450 – Media

For immediate release

Bassett Reports Fiscal First Quarter Results

(Bassett, Va.) – April 2, 2025 – Bassett Furniture Industries, Inc. (Nasdaq: BSET) reported today its results of operations for its first quarter ended March 1, 2025. The first quarter for the Company’s Fiscal Year 25 had 13 weeks as compared to 14 weeks in Fiscal Year 24.

Q1 Consolidated Business Highlights: [FY 25 vs. FY 24, unless otherwise specified]

●

Revenues decreased 5.1% from the prior year quarter, which contained an additional week. Normalizing the first fiscal quarter of 2024 to adjust for the additional week, sales revenue for the first quarter of fiscal 2025 increased 2.2%.

●	Operating income was $2.5 million or 3.0% of sales as compared to a loss of $(2.4) million for the prior year quarter.
●	Improved wholesale margins in the quarter drove Company gross margin to 57.0%, a 170 basis point increase over the prior year.
●

Selling, general and administrative expenses came in at 54.0% of sales which was 400 basis points lower than the prior year.  This was despite a 5.1% sales decrease as the Company continues to realize the benefits from its 2024 restructuring plan.

●	Diluted earnings per share of $0.21 vs. a loss of $(0.14).

Fiscal 2025 First Quarter Overview

(Dollars in millions)

	Sales				Operating Income (Loss)
	1st Qtr		Dollar	%	1st Qtr	% of	1st Qtr	% of
	2025	2024	Change	Change	2025	Sales	2024	Sales
Consolidated (1)	$82.2	$86.6	$(4.4)	-5.1%	$2.6	3.0%	$(2.4)	-2.8%

Wholesale	$52.9	$54.7	$(1.8)	-3.3%	$8.7	16.4%	$6.8	12.4%

Retail	$53.3	$53.8	$(0.5)	-0.9%	$-	0.0%	$(1.6)	-3.0%

Corporate & Other (2)	$-	$1.9	$(1.9)	-100.0%	$(6.2)	N/A	$(7.6)	N/A

(1)

Our consolidated results for the quarter include certain intercompany eliminations. See Table 4, "Segment Information" below for an illustration of the effects of these items on our consolidated sales and operating income.

(2)	Corporate and Other includes the operations of Noa Home Inc. (fiscal 2024 only) along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.

“We’re pleased that with consolidated margin improvements in the first quarter, Bassett delivered diluted earnings per share of $0.21,” said Robert H. Spilman, Jr., Bassett Chairman and Chief Executive Officer. “We reduced our cost structure to operate with greater efficiency while we accelerate product innovation to drive higher sales. Our strategic plan for 2025 is designed to weather another year of tepid demand for home furnishings and keep us focused on growth initiatives, including new collections across all categories and e-commerce sales. We believe we’ve taken the right steps to position us very competitively for 2025.”

Conference Call and Webcast

The Company will hold a conference call to discuss its quarterly results on April 3, 2025, at 9:00 am ET. The public is invited to listen to the conference call by webcast, accessible through the Company’s investor relations website, https://investors.bassettfurniture.com/. Participants can also listen to the conference call via https://edge.media-server.com/mmc/p/b3vchwmf. A replay and transcript of the conference call will be available on demand on the investor relations site.

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ: BSET) is a leading provider of high-quality home furnishings with a wide range of distribution types. Bassett sales approximately 60% of its products through its network of 87 company- and licensee-owned stores which feature the latest on-trend furniture styles, the Company’s capabilities in custom furniture design and manufacturing, free in-home design visits, and coordinated decorating accessories in a professional and friendly environment. Bassett also has a significant traditional wholesale business with more than 1,000 open market accounts. Most of the open market sales are through Bassett Design Centers and Bassett Custom Studios which function as a store within a multi-line store featuring the Company’s custom furniture capabilities. The wholesale business, including the Lane Venture outdoor brand, also services general furniture stores and a growing number of interior design firms. Bassett products are also directly available to consumers at www.bassettfurniture.com. (BSET-E)

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results or changes in operations for periods beyond the end of the first fiscal quarter of 2025, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward-looking statements. Expectations included in the forward-looking statements are based on preliminary information, as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; the success of marketing, logistics, retail and other initiatives; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

Table 1
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations - unaudited
(In thousands, except for per share data)

	Quarter Ended*
	March 1, 2025		March 2, 2024
		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales

Net sales of furniture and accessories	$82,162	100.0%	$86,554	100.0%
Cost of furniture and accessories sold	35,332	43.0%	38,687	44.7%
Gross profit	46,830	57.0%	47,867	55.3%

Selling, general and administrative expenses	44,375	54.0%	50,224	58.0%
Income (loss) from operations	2,455	3.0%	(2,357)	-2.7%

Interest income	559	0.7%	756	0.9%
Other loss, net	(459)	-0.6%	(104)	-0.1%
Income (loss) before income taxes	2,555	3.1%	(1,705)	-2.0%

Income tax expense (benefit)	701	0.9%	(512)	-0.6%
Net income (loss)	1,854	2.3%	(1,193)	-1.4%

Basic and diluted earnings (loss) per share	$0.21		$(0.14)

*13 weeks in fiscal 2025 versus 14 weeks in fiscal 2024.

Table 2
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	March 1, 2025	November 30, 2024
Assets
Current assets
Cash and cash equivalents	$36,062	$39,551
Short-term investments	20,360	20,360
Accounts receivable, net	14,218	13,181
Inventories, net	58,103	54,965
Recoverable income taxes	4,240	4,240
Other current assets	9,857	9,242
Total current assets	142,840	141,539

Property and equipment, net	75,408	77,047

Other long-term assets
Deferred income taxes, net	6,280	6,867
Goodwill and other intangible assets	14,170	14,185
Right of use assets under operating leases	89,413	93,624
Other	7,675	7,908
Total long-term assets	117,538	122,584
Total assets	$335,786	$341,170

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,682	$13,303
Accrued compensation and benefits	6,721	6,898
Customer deposits	25,352	25,742
Current portion of operating lease obligations	18,141	18,050
Other accrued expenses	8,841	9,410
Total current liabilities	73,737	73,403

Long-term liabilities
Post employment benefit obligations	10,958	10,882
Long-term portion of operating lease obligations	83,371	88,395
Other long-term liabilities	922	1,163
Total long-term liabilities	95,251	100,440

Stockholders’ equity
Common stock	43,462	43,681
Retained earnings	122,555	122,847
Additional paid-in-capital	-	6
Accumulated other comprehensive income	781	793
Total stockholders' equity	166,798	167,327
Total liabilities and stockholders’ equity	$335,786	$341,170

Table 3
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Three Months Ended*
	March 1, 2025	March 2, 2024
Operating activities:
Net income (loss)	$1,854	$(1,193)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,246	2,664
Deferred income taxes	587	(922)
Other, net	454	302
Changes in operating assets and liabilities:
Accounts receivable	(1,037)	(206)
Inventories	(3,138)	25
Other current and long-term assets	(615)	(3,167)
Right of use assets under operating leases	4,211	4,375
Customer deposits	(390)	(24)
Accounts payable and other liabilities	709	(3,374)
Obligations under operating leases	(4,933)	(6,219)
Net cash used in operating activities	(52)	(7,739)

Investing activities:
Purchases of property and equipment	(871)	(2,076)
Other	(11)	(270)
Net cash used in investing activities	(882)	(2,346)

Financing activities:
Cash dividends	(1,734)	(1,573)
Other issuance of common stock	80	86
Repurchases of common stock	(721)	-
Taxes paid related to net share settlement of equity awards	(136)	(161)
Repayments of finance lease obligations	(44)	(74)
Net cash used in financing activities	(2,555)	(1,722)
Effect of exchange rate changes on cash and cash equivalents	-	9
Change in cash and cash equivalents	(3,489)	(11,798)
Cash and cash equivalents - beginning of period	39,551	52,407
Cash and cash equivalents - end of period	$36,062	$40,609

*13 weeks in fiscal 2025 versus 14 weeks in fiscal 2024.

Table 4
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter Ended*
	March 1, 2025	March 2, 2024
Sales Revenue
Wholesale sales of furniture and accessories	$52,927	$54,700
Less: Sales to retail segment	(24,059)	(23,762)
Wholesale sales to external customers	28,868	30,938
Retail sales of furniture and accessories	53,294	53,754
Corporate & Other - Noa Home (1)	-	1,862
Consolidated net sales of furniture and accessories	$82,162	$86,554

Income (Loss) before Income Taxes
Income (Loss) from Operations
Wholesale	$8,685	$6,760
Retail	(48)	(1,612)
Net expenses - Corporate and other (1)	(6,226)	(7,595)
Inter-company elimination	44	90
Consolidated income (loss) from operations	2,455	(2,357)

Interest income	559	756
Other loss, net	(459)	(104)
Consolidated income (loss) before income taxes	$2,555	$(1,705)

*13 weeks in fiscal 2025 versus 14 weeks in fiscal 2024.

(1) Corporate and Other includes the operations of Noa Home Inc. (fiscal 2024 only) along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.